EXHIBIT 99.1

Know Labs Announces Reverse Stock Split Effective February 19 2025

Seattle, WA – February 18, 2025 – Know Labs, Inc. (previously NYSE American: KNW, now OTC Pink Markets: KNWN), a pioneering leader in the development and application of radio frequency dielectric spectroscopy (RFDS), announced today a 1 for 40 reverse stock split of its authorized and issued and outstanding shares of common stock. The reverse stock split was announced on February 18, 2025.The reverse stock split will be effective as of the morning of February 19, 2025, and the Company’s common stock will trade on the OTC Pink Market on a post-split basis at the beginning of trading on the same date temporarily, for a period of twenty days, under the trading symbol “KNWND.” As previously announced, effective January 29, 2025, FINRA’s Department of Market Operations has assigned the symbol "KNWN" for quotation and trading of the Company’s stock in the over-the-counter pink market (OTC Pink Market). The Company’s shares will continue to trade under the “KNWN” symbol following the 20-day period.

The CUSIP number for the common stock following the reverse stock split will be 499238202.

The reverse split, which applies to both issued and outstanding as well as authorized shares was the result of action taken by the Company’s Board of Directors in order to assist in regaining compliance with NYSE American listing criteria. The Company is currently appealing the delisting process to the Listings Qualifications Panel of the Exchange. The Company’s stock will be suspended from trading on the NYSE American during the pendency of the appeal. NYSE Regulation commenced delisting proceedings in connection with its determination, that the Company is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the bid price falling under $.10. The Company will continue working on certain additional curative actions to regain compliance to maintain any additional listing standards while it awaits its appeal.

Know Labs’s CEO, Ron Erickson, stated, "On several occasions, during my career, both as an investor and as a manager, I have experienced the impact of reverse stock splits. A reverse stock split is not something that I, or the Board of Directors, take lightly. We believe it is in the best interests of the Company to maintain its listing on the NYSE American. A reverse stock split is one component of our efforts to maintain that listing. Although I have an opinion, I will not speculate on the forces that have caused our stock price to diminish over time to a level which is unreflective of the value we have created at the Company. We have developed a unique platform technology with significant patent protection and acknowledgment in peer reviewed journals. Our intrinsic value is not appreciated by the public market. We expect near-term revenues from our recently announced Know Labs Technology Licensing (KTL) undertaking. Meanwhile, we continue to work on our medical diagnostic efforts with our focus on blood glucose monitoring. To all our shareholders, we want to express our sincere thanks for your support as we navigate the often-treacherous waters of the public marketplace.”

About Know Labs Technology Licensing (KTL)

Know Labs Technology Licensing (KTL) is the dedicated licensing division of Know Labs, Inc. (OTC: KNWN), facilitating the global adoption of its patented Radio Frequency Dielectric Spectroscopy (RFDS) technology. With an extensive intellectual property portfolio, a structured licensing framework, and the proprietary e-RFDS© digital watermark, KTL enables corporations, universities, and research institutions to innovate with confidence while securing their developments from counterfeiting and unauthorized use.

About Know Labs, Inc.

Know Labs, Inc.’s platform technology uses radio frequency spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology is designed to be able to integrate into a variety of wearable, mobile or bench-top form factors. The Company believes that this patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. Among the Company’s first expected applications of the technology will be in a product marketed as a non-invasive glucose monitor. The device is designed to provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration (FDA) clearance prior to its introduction to the market. Other products, developed through KTL may not require such prior FDA approval.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Know Labs, Inc. Contact:

Investor Relations

T: 206-903-1351

ask@knowlabs.co